EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147957 on Form S-8 of our report dated February 28, 2011, relating to the consolidated financial statements and financial statement schedules of MidAmerican Energy Holdings Company and subsidiaries, appearing in this Annual Report on Form 10-K of MidAmerican Energy Holdings Company for the year ended December 31, 2010.

/s/    Deloitte & Touche LLP

Des Moines, Iowa
February 28, 2011